UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

April 20, 2020

TEGNA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia	22102-5151
(Address of principal executive offices)	(Zip Code)

(703) 873-6600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 20, 2020, TEGNA Inc., a Delaware corporation (the “Company” or “TEGNA”) issued a press release announcing that, due to the public health impact of the COVID-19 pandemic, in accordance with state guidance and related orders, the Company will host its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) virtually in lieu of an in-person meeting. The Annual Meeting will be held at 8:00 a.m. Eastern time on April 30, 2020, in accordance with the Notice of Annual Meeting and Proxy Statement, dated March 25, 2020, as supplemented by the Notice of Change of Location of Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on April 20, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report.
Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., dated April 20, 2020

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEGNA Inc.

Date: April 20, 2020	By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President, General Counsel and Secretary